EXHIBIT 99.2

Standard Register

600 Albany St.  ·  Dayton, OH   45408

NEWS RELEASE

937.221.1000  ·  937.221.1205 (fax)

www.standardregister.com

Standard Register News media contact:

Lesley Sprigg  ·  937.221.1825

lesley.sprigg@standardregister.com

Standard Register Investor contact:

Robert J. Cestelli  · 937.221.1304

robert.cestelli@standardregister.com

For Immediate Release

Standard Register Sells its ExpeData® Digital Writing

Business Unit

DAYTON, Ohio (April 23, 2007) – Standard Register (NYSE:SR), a leading provider of document and print management services, today announced that it has sold its digital writing business unit to Exped LLC, a subsidiary of DoubleDay Acquisitions II, a Dayton-based investment firm.  Terms of the deal will be disclosed in the company’s forthcoming Form 8-K.

“This emerging technology has made great strides.  DoubleDay will be an outstanding owner and is in a position to take this business to the next level,” said Dennis Rediker, Standard Register’s president and chief executive officer.  “For us, ultimately, it is about priorities and we will direct our investment toward our core document services strategy.”

“We are excited about our acquisition of the ExpeData business,” said Brian Kohr, chief financial officer of DoubleDay Acquisitions II.  “Digital writing is a technology in its early stages of adoption.  We believe ExpeData has the most advanced digital writing solution available in the world and a very strong network of partners to deliver it.”

ExpeData will remain headquartered in the Dayton, Ohio area.

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About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate.  Relying on nearly a century of industry expertise, Lean Six Sigma methodologies and leading technologies, the company helps organizations increase efficiency, reduce costs, mitigate risk, grow revenue and meet the challenges of a changing business landscape.  It offers document and label solutions, technology, consulting and print supply chain services to help clients manage documents throughout their enterprises.  More information is available at www.standardregister.com.

About ExpeData

ExpeData has the most advanced digital writing solution available in the market.  Through its network of channel partners, print partners and integrators, ExpeData’s digital writing solution is available in both a hosted and enterprise model.  It is used by thousands of mobile and remote workers in healthcare, banking, insurance, and in trades such as plumbing to capture and interpret data, immediately and remotely.  This data is then sent back wirelessly to the customers’ network for automatic and secure interpretation.  More information on the solution is available at www.expedata.net.

About DoubleDay Acquisitions II

DoubleDay Acquisitions II is a privately-held investment management company based in Dayton, Ohio.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2007 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

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Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 31, 2006.  The Company undertakes no obligation to revise or update forward-

looking statements as a result of new information since these statements may no longer be accurate or timely.

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